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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                      FORM 8-K
                                      --------

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):  May 1, 1998

                               VICON INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

        NEW YORK                     1-7939                 11-2160665
(State or other jurisdiction  (Commission File No.)      (I.R.S. Employer
      of registrant)                                     identification No.)

89 Arkay Drive, Hauppauge, New York                              11788
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:    (516) 952-2288



(Former name or former address, if changed since last report.)


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ITEM 5.  Other Events

     On April 30, 1998, Vicon Industries, Inc. (the "Company") and Chugai Boyeki (America) Corp. ("Chugai") executed an agreement that provides that upon the closing of the Company's pending public offering of shares of its Common Stock, the Company will pay Chugai and/or its affiliate Chugai Boyeki Company, Ltd. approximately $3.7 million in payment of approximately $1.9 million of interest-bearing accounts payable and the approximately $1.8 million balance outstanding under a term loan. The agreement also provides that approximately $4.5 million of additional interest-bearing accounts payable from the Company to Chugai will be converted into a new five-year term loan. Principal on such loan will be payable in 10 equal semi-annual installments, with interest at the Sanwa Bank base rate. Such loan will be secured by a security interest in all personal property of the Company, and will be subordinated to indebtedness to the Company' senior lender.

ITEM 7.  Financial Statements and Exhibits

     10.1 Agreement dated April 30, 1998 between the Company and Chugai Boyeki (America) Corp.

     Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 1, 1998
                              VICON INDUSTRIES, INC.



                              By: /s/ Kenneth M. Darby
                                 -----------------------------------
                                 Kenneth M. Darby, President